EXHIBIT 10.18


                        FIFTH AMENDMENT TO LOAN AGREEMENT

     THIS FIFTH AMENDMENT TO LOAN AGREEMENT (the "Fifth Amendment"), is made and entered into this 13th day of October, 2009, by and among HERLEY INDUSTRIES, INC. (the "Borrower"), MANUFACTURERS AND TRADERS TRUST COMPANY and PNC BANK, NATIONAL ASSOCIATION, successor to Bank of Lancaster County, a division of BLC Bank N.A., successor to Bank of Lancaster County, N.A. (each a "Lender" and collectively, the "Lenders") and MANUFACTURERS AND TRADERS TRUST COMPANY, as agent (in such capacity, the "Agent").

                               B A C K G R O U N D

     A. Borrower has borrowed from Lenders and desires to continue to borrow from Lenders in connection with the operation of its business(es). On April 30, 2007, the parties entered into a Loan Agreement, upon which monies have been advanced, which was amended by an Amendment to Loan Agreement dated May 2, 2008, a Second Amendment to Loan Agreement dated September 11, 2008, a Third Amendment to Loan Agreement dated May 4, 2009 and a Fourth Amendment to Loan Agreement dated July 30, 2009 (as amended, the "Loan Agreement"). The Loan Agreement is incorporated herein by reference and made a part hereof. All capitalized terms used herein without definition which are defined in the Loan Agreement shall have the meanings set forth therein.

     B. Borrower has requested Lenders to amend certain provisions of the Loan Agreement.

     C. The parties desire to enter into this Fifth Amendment to effectuate such amendments.

     D. Borrower has no defense, charge, defalcation, claim, plea, demand or set-off against the Loan Agreement or any of the Loan Documents.

     NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

     1. That the above Background is incorporated herein by reference.

     2. That Section 2.5(a) of the Loan Agreement be and hereby is amended to substitute "25 basis points (0.25%) per annum" for "20 basis points (0.20%) per annum" appearing therein as and for the Unused Facility Fee and to add a requirement that the Borrower agrees to pay to the Agent for the ratable benefit of the Lenders a "Used Facility Fee" equal to 25 basis points (0.25%) per annum (calculated on the basis of a 360 day year for the actual days elapsed) of the used portion of the Aggregate Revolving Credit Commitments during any period(s) that the Tangible Net Worth of the Borrower, on a consolidated basis, is less than $90,000,000.00. For purposes of calculating the used portion of the Aggregate Revolving Credit Commitments, Letters of Credit made under the Loan shall be deemed to be unused portions of the Aggregate Revolving Credit Commitments. The Used Facility Fee shall be paid in immediately available funds and shall be calculated on the basis of the average daily used portion of the Aggregate Revolving Credit Commitments and shall be payable quarterly in arrears. When received, the Agent will promptly remit to each Lender its pro rata share of the Used Facility Fee based upon such Lender's Revolving Credit Percentage.

     3. That Section 2.5(b) of the Loan Agreement be and hereby is amended to substitute "one and one-half percent (1.50%)" for "one and one-quarter percent (1.25%)" appearing therein as and for the amount of the annual letter of credit fee that is now due and payable by the Borrower on the aggregate amount of new letters of credit and annual renewals on the anniversary dates of existing letters of credit pursuant to Section 2.4(b).

     4. That Section 6.9 of the Loan Agreement be and hereby is amended to provide that the Borrower shall not permit the Tangible Net Worth of the Borrower, on a consolidated basis, to be less than $80,000,000.00 through the second quarter of fiscal year 2010 or less than $85,000,000.00 for the third quarter of fiscal year 2010 or less than $90,000,000.00 for the period ending fiscal year end 2010 and thereafter, to be tested quarterly. The Lenders waive non-compliance by the Borrower with the Tangible Net Worth covenant for the period ending fiscal year end August 2, 2009.

     5. That the Borrower shall pay to the Agent for the ratable benefit of the Lenders a waiver and modification fee in the amount of $40,000.00 upon execution of this Fifth Amendment.

     6. That the Borrower reaffirms and restates the representations and warranties set forth in Section 7 of the Loan Agreement, as amended by this Fifth Amendment, and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date, except as they may specifically refer to an earlier date(s). The Borrower represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agent and the Lenders that (i) this Fifth Amendment has been duly authorized, executed and delivered and constitute a legal, valid and binding obligation of the Borrower, and is enforceable in accordance with its terms; (ii) the Borrower is not in default under the Loan Agreement or any of the other Loan Documents, and the Borrower is in full compliance with all of the terms and conditions thereof; (iii) no event exists, or is likely to exist in the future, which with the passage of time, notice, or both, will constitute a default under the Loan Agreement or any of the other Loan Documents; and (iv) there have been no material adverse changes in the Borrower's financial condition or operations which would cause the Borrower to be in default under any of the financial covenants contained in the Loan Documents.

     7. That the terms and conditions, paragraph sections, collateral and guaranty requirements, representations and warranties of the Loan Agreement and Loan Documents, together with all understandings by and between the parties to this Fifth Amendment evidenced by writings of the same or subsequent date not in conflict with the above modifications under this Fifth Amendment shall remain in full force and effect as the agreement of the parties relative to the Loans, and are hereby ratified, reaffirmed and confirmed. Any past, present or future delay or failure of the Agent and the Lenders to demand or enforce strict performance of each term and condition of the Loan Agreement and Loan Documents, and any past, present or future delay or failure of the Agent or the Lenders to exercise any right, power or privilege shall not be deemed or construed as a waiver with respect to the same or any other matter, or preclude the future exercise of such right, power or privilege, or be construed or deemed to be a waiver of or acquiescence in any such default.

     8. That all references to the Loan Agreement, the Loan Documents and the other documents and instruments delivered pursuant to or in connection therewith, as well as in writings of the same or subsequent date, shall mean the Loan Agreement as amended hereby and as each may in the future be amended, restated, supplemented or modified from time to time. Further, all references to

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
Bank of Lancaster County, N.A. in the Loan Agreement, the Loan Documents and the other documents and instruments delivered pursuant to or in connection therewith shall now be deemed to have been made and to refer to PNC Bank, National Association, successor to Bank of Lancaster County, a division of BLC Bank, N.A., successor to Bank of Lancaster County, N.A.

     9. That the parties hereto shall, at any time, and from time to time following the execution of this Fifth Amendment, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Fifth Amendment.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower, the Lenders and the Agent have caused this Fifth Amendment to be executed by their proper corporate officers thereunto duly authorized as of the day and year first above written.

ATTEST/WITNESS:                    HERLEY INDUSTRIES, INC.

/s/ John Carroll                   By:   Anello Garefino
-------------------------------         ----------------------------------------

Title: VP Human Resources          Title: Chief Financial Officer
-------------------------------         ----------------------------------------
                                         MANUFACTURERS AND TRADERS
                                         TRUST COMPANY, in its capacities as
                                         Agent and Lender


                                         By: /s/ Jane E. McMinn
                                            ------------------------------------
                                            Jane E. McMinn, Vice President


                                         PNC BANK, NATIONAL ASSOCIATION


                                         By: /s/ Sharon Mueller
                                             -----------------------------------


                                         Title: Vice President
                                                --------------------------------



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